UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                  July 17, 2003


                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact Name Of Registrant As Specified In Its Charter)


           Delaware                       0-21184                 86-0629024
(State Or Other Jurisdiction       (Commission File No.)        (IRS Employer
      Of Incorporation)                                      Identification No.)


           2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
                    (Address Of Principal Executive Offices)


                                 (480) 792-7200
              (Registrant's Telephone Number, Including Area Code)
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS

          99.1 July 17, 2003 Press Release: Microchip Technology Announces First Quarter Fiscal Year 2004 Financial Results.

ITEM 9. REGULATION FD DISCLOSURE

     This information is being furnished pursuant to Item 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION - as provided in SEC Release No. 34-47583.

     On July 17, 2003, we announced the results of operations for the quarter ended June 30, 2003. The complete release is attached to this report as Exhibit 99.1.

     Our press release includes information regarding certain of our historical results on a pro forma basis (a non-GAAP financial measure). Our pro forma results for the first quarter of fiscal 2004 excludes the effects of special charges of $33.4 million which consisted of $30.6 million of accelerated depreciation relating to the closure of Fab 1 and $2.8 million of additional charges principally for contract cancellation, severance, and other related costs. We believe that the pro forma data provides investors with a useful representation of our core ongoing performance, and a helpful baseline for assessing our future earnings potential.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     The information required under this Item 12 is being provided under Item 9 -REGULATION FD DISCLOSURE - pursuant to the guidance set forth in SEC Release No. 34-47226.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Microchip Technology Incorporated
                                        (Registrant)


Dated: July 17, 2003                    By: /s/ Gordon W. Parnell
                                            ------------------------------------
                                            Gordon W. Parnell
                                            Vice President, Chief Financial
                                            Officer (Principal Accounting and
                                            Financial Officer)

                                    EXHIBITS

EXHIBIT 99.1 July 17, 2003 -- Microchip Technology Announces First Quarter Fiscal Year 2004 Financial Results.